Exhibit 2

                  Consent of Independent Auditors






We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57484) pertaining to the Equitable of Iowa Companies Deferred Profit Sharing and Retirement Savings Plan and Trust of our report dated
May 26, 1995, with respect to the financial statements and schedules of the Equitable of Iowa Companies Deferred Profit Sharing and Retirement Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


                                       /s/ Ernst & Young LLP

Des Moines, Iowa
June 22, 1995